We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-77882, No. 33-77884, No. 33-77888, and 333-2133),
of DT Industries, Inc. of our report dated August 6, 1999, except as to Note 17 which is as of September 27, 1999, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
September 27, 1999